CONSENT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Century Municipal Trust.
American Century Tower
4500 Main Street
Kansas City, Missouri  64111


We hereby consent to the use in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940, both on form N-1A, of our report dated November 20, 1996, accompanying and pertaining to the financial statements of American Century-Benham Limited-Term Tax-Free Fund, American Century-Benham Intermediate-Term Tax-Free Fund and the American Century-Benham Long-Term Tax-Free Fund (three of the funds comprising American Century Municipal Trust) for the three years ended October 31, 1996 and the period March 1, 1993 (inception) through October 31, 1993 for the American Century-Benham Limited-Term Tax-Free Fund, for the nine years ended October 31, 1996 and the period March 2, 1987 (inception) through October 31, 1987 for the American Century-Benham Intermediate-Term Tax-Free Fund and the American Century-Benham Long-Term Tax-Free Fund, which are included in such Post-Effective Amendments.

                                                        /s/Baird, Kurtz & Dobson
                                                           Baird, Kurtz & Dobson


Kansas City, Missouri
August 25, 1998